Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 5, 2023, by and between VBI Vaccines Inc., a British Columbia corporation (the “Company”), and Brii Biosciences Limited, an exempted company organized under the laws of the Cayman Islands (“Investor”).

PREAMBLE

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Investor are entering into Collaboration Documents (as defined below) relating to, among other things, the development and commercialization by the Company and Investor of the Company’s hepatitis B portfolio products;

WHEREAS, Subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Investor, and the Investor desires to purchase, upon the terms and conditions stated in this Agreement (including any adjustment under Section 2.1), common shares of the Company, no par value per share (the “Common Shares”) and accompanying common warrants, each warrant entitling the holder to purchase one Common Share at an exercise price determined based on the exercise price per share pursuant to the common warrants to be issued in the Company’s Qualified Offering (the “Warrants”; and together with Common Shares, the “Securities”) having an aggregate purchase price of $3,000,000 with the number of Securities purchased determined based on the price per Security paid in the (before commissions and expenses) in the Company’s Qualified Offering (the “Securities ”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

Article 1
DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to a Person, any Person that controls, is controlled by or is under common control with such first Person. For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise, or (b) to own, directly or indirectly, fifty percent (50%) or more of the outstanding securities or other ownership interest of such Person. For the purposes of this Agreement, neither Party shall be considered an Affiliate of the other, and the Affiliates of each Party shall not be considered Affiliates of the other Party or of any of such other Party’s Affiliates.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day (other than a Saturday, Sunday or a legal holiday) on which banks are open for general business in New York, New York.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing which shall take place as set forth in Section 2.1.

“Collaboration Documents” means agreements entered into on the date hereof (including the License Agreements, the related supply agreement and lender agreement) with respect to the development and commercialization by the Company and Investor of the Company’s hepatitis B portfolio products and the other agreements, schedules and exhibits referred to therein.

“Common Shares” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Company Intellectual Property” has the meaning set forth in Section 3.1(h).

“Company Canadian Counsel” means Stikeman Elliott LLP, counsel to the Company.

“Convertible Securities” means any share or securities (other than Options) convertible into or exercisable or exchangeable for Common Shares.

“Equity Securities” means any all Common Shares and any securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” has the meaning set forth in Section 3.1(g).

“Indemnified Party” has the meaning set forth in Section 5.2(a).

“Indemnifying Party” has the meaning set forth in Section 5.2(a).

“Intellectual Property” means patents, patent applications, trademarks, trademark applications, service marks, trade names, trade dress, trade secrets, inventions and discoveries and invention disclosures whether or not patented, copyrights in both published and unpublished works, including without limitation all compilations, data bases and computer programs, materials and other documentation, licenses, internet domain names and other intellectual property rights and similar rights.

“Investor” has the meaning set forth in the Preamble.

“Knowledge” of the Company means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge, after reasonable due inquiry, of any executive officer of the Company as of the date of this Agreement.

“License Agreements” that certain Collaboration and License Agreementand an Amended & Restated Collaboration and License Agreement, each dated as of the date hereof.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

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“Options” means any outstanding rights, warrants, or options to subscribe for or purchase Common Shares or Convertible Securities.

“Outstanding Share Ownership Percentage” has the meaning set forth in Section 2.1.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the final base prospectus filed for the Registration Statement, including the documents incorporated or deemed to be incorporated by reference therein..

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the SEC and delivered by the Company to the Investor at the Closing.

“Purchase Price” means Three Million U.S. Dollars ($3,000,000), subject to adjustment as provided in Section 2.1.

“Qualified Offering” means the concurrent SEC registered underwritten public offering by VBI of Securities resulting in a minimum of aggregate gross proceeds of five million U.S. Dollars (US$5,000,000), before commissions and expenses (for avoidance of doubt excluding the Investor’s purchase pursuant to this Agreement).

“Registration Statement” means that certain registration statement on Form S-3 filed by the Company with the SEC on August 26, 2022.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities” has the meaning set forth in the preamble.

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps, derivatives and similar arrangements.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

“Trading Day” means (i) a day on which the Common Shares are traded on a Trading Market (other than the OTCQB or OTCQX), or (ii) if the Common Shares are not listed or quoted on a Trading Market (other than the OTCQB or OTCQX), a day on which the Common Shares are traded in the over-the-counter market, as reported by the OTCQB or OTCQX, or (iii) if the Common Shares are not listed or quoted on any Trading Market, a day on which the Common Shares are quoted in the over-the-counter market as reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then a Trading Day shall mean a Business Day.

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“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTCQB or OTCQX on which the Common Shares are listed or quoted for trading on the date in question.

“Transaction” has the meaning set forth in Section 3.2(h).

“Transaction Documents” means this Agreement, the Warrants, the Collaboration Documents, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare, or any successor transfer agent for the Company.

“Warrant Shares” means the Common Shares acquired on the exercise of the Warrants.

“Warrants” has the meaning set forth in the Preamble.

Article 2
PURCHASE AND SALE

2.1 Closing; Securities and Purchase Price Adjustment. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Common Shares and Warrants for the Purchase Price. The date and time of the Closing shall be July 10th, 2023 at the offices of the Company Canadian Counsel or such other time or location as the parties shall mutually agree; provided that this Agreement shall automatically terminate if the Closing does not occur on or prior to July 11th, 2023. To the extent Investor’s purchase hereunder would result in the Investor owning more than 9.9% of the Company’s outstanding Common Shares (after giving effect to Investor’s purchase under this Agreement and the Qualified Financing and excluding, for avoidance of doubt, Warrants purchased hereunder) (“Outstanding Share Ownership Percentage”), then number of Securities purchased hereunder by Investor shall be reduced (rounded to the nearest whole share) such that Investor’s Ownership Percentage equals 9.9% and the Purchase Price shall be correspondingly reduced.

2.2 Closing Deliveries and other Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to the Investor (i) a copy of the Company’s irrevocable instructions to the Transfer Agent instructing the Transfer Agent to register the Common Shares, free and clear of all restrictive and other legends, in book-entry form in the name of the Investor; and (ii) a Warrant registered in the name of the Investor.

(b) At the Closing, the Investor shall deliver or cause to be delivered to the Company the Purchase Price in United States dollars by wire transfer to an account designated in writing to the Investor by the Company for such purpose.

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(c) At the Closing, the Investor shall deliver a letter pursuant to which the Investor is prohibited from exercising any Warrant until the six-month anniversary of the Closing Date;

(d) On or prior to the Closing Date, the Company shall deliver the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(e) The Company shall, by 5:30 p.m. Eastern time on the second Trading Day immediately following the Closing Date, issue a Current Report on Form 8-K including the form of this Agreement and an opinion of the Company Canadian Counsel as to the validity of the Securities as exhibits thereto.

2.3 Closing Conditions.

(a) The Company’s obligation to issue and sell the Securities to Investor and the Investors’s obligation to purchase the Securities from the Company shall be subject to: (i) the execution of the other Collaboration Documents prior to or substantially concurrently with this Agreement; (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof, or preventing or suspending the use of the Prospectus or the Prospectus Supplement or any part thereof, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the SEC; and (iii) no objection shall have been raised by the Nasdaq Stock Market LLC and unresolved with respect to the consummation of the transactions contemplated by this Agreement or in connection with the Qualified Offering.

(b) The Company’s obligation to issue and sell the Securities s to Investor and the Investors’s obligation to purchase the Securities s from the Company shall be subject:

(i) the Investor’s representations and warranties contained herein shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of the date hereof and as of the Closing Date as if made as of the Closing Date (unless such representation or warranty was made as of a specific date, in which case such representation and warranty shall be true and correct as of such date);

(ii) all obligations, covenants and agreements to be performed or complied with by the Investor on or prior to the Closing shall have been performed or complied with by it; and

(iii) the delivery by the Investor of the items to be delivered to the Company as set forth in Section 2.2 above.

(c) The Investor’s obligation to purchase the Securities from the Company shall be subject to:

(i) the closing of the Company’s Qualified Offering concurrently with the Closing hereunder;

(ii) the Company’s representations and warranties contained herein shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of the date hereof and as of the Closing Date as if made as of the Closing Date (unless such representation or warranty was made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of such date);

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(iii) all obligations, covenants and agreements to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with by it;

(iv) the delivery by the Company of the items to be delivered to the Investor as set forth in Section 2.2 above; and

(v) the Company shall have filed with Nasdaq Capital Market a Notification Form: Listing of Additional Shares for the listing of the Common Shares and the Warrant Shares.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in the SEC Reports or in the schedules delivered concurrently herewith:

(a) Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of British Columbia, Canada, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, formation, bylaws or other organizational or charter documents. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole.

(b) Subsidiaries. The Company owns or controls, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien except as described in Section 3.1(b), and all issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights; and the Company has no Subsidiaries other than the corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities set forth on Schedule I.

(c) Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder including the issuance and sale of the Securities. The execution and delivery by the Company of the Transaction Documents to which it is party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which the Company is a party has been duly executed by the Company and is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement, and the other Transaction Documents to which it is a party to and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) in any material respect, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or affected, or (iii) in any material respect, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, assuming the accuracy of the representations and warranties of the Investor set forth in Section 3.2 hereof, federal, state and provincial securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected.

(e) Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investor). The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of Shares issuable pursuant to this Agreement and the Warrants. The Company has prepared and filed the Registration Statement, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements as set forth in General Instruction I.B.1 of Form S-3. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the SEC and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the SEC. The Company, if required by the rules and regulations of the SEC, shall file the Prospectus Supplement with the SEC pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued, at the time of any filing with the SEC pursuant to Rule 424(b) and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the SEC, as the case may be, when read together with the other information in the Registration Statement or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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(f) Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, Options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth on Schedule 3.1(f). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. Except as set forth on Schedule 3.1(f), the Company does not have outstanding any Options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, nor has it entered into any agreement giving any Person any right to subscribe for or acquire, any Common Shares, or securities or rights convertible or exchangeable into Common Shares. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue Common Shares, Warrants or other securities to any Person (other than the Investor) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with the exhibits thereto and the documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement and any freewriting prospectus, being collectively referred to herein as the “SEC Reports”. As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing). Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

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(h) Intellectual Property. Except as described in Schedule 3.1(h), the Company owns, or has the right pursuant to a valid, written license agreement to use and exploit, all Intellectual Property used in or necessary for the conduct of the business of the Company and that is material to the business of the Company as conducted as of the Closing (the “Company Intellectual Property”). To the knowledge of the Company, (i) all issued patents and registered trademarks that are Company Intellectual Property and that are owned by the Company are valid and enforceable and are currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post registration filing of affidavits of use and incontestability and renewal applications), and (ii) there is no existing infringement or misappropriation by another Person of any of the Company Intellectual Property. Except as disclosed in the SEC Reports, no claims have been asserted by a third party in writing (a) alleging that the conduct of the business of the Company has infringed or misappropriated any Intellectual Property rights of such third party, or (b) challenging or questioning the validity or effectiveness of any Intellectual Property right of the Company, and, to the knowledge of the Company, there is no valid basis for any such claim. No loss or early expiration of any of the Company’s material Intellectual Property is pending, or, to the knowledge of the Company, threatened. The Company has taken reasonable steps in accordance with standard industry practices to protect its rights in the Company Intellectual Property and at all times has maintained the confidentiality of all information used in connection with the business that constitutes or constituted a trade secret of the Company.

(i) CFIUS. The Company does not engage in (a) the design, fabrication, development, testing, production or manufacture of one (1) or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all mplementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply,manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. The Company has no current intention of engaging in such activities in the future.

(j) Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents (other than any fee payable by the Company for Securities sold in the concurrent Qualified Offering). The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type hereby that may be due in connection with the transactions contemplated by this Agreement.

3.2 Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a) Organization; Authority. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by the Investor of the Securities hereunder has been duly authorized by all necessary corporate action on the part of the Investor. Each Transaction Document to which it is a party has been duly executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Investor Status. At the time the Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. or an entity engaged in the business of being a broker dealer.

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(c) Investor Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(d) No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal, state and provincial securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of the Investor to consummate the transactions contemplated hereby.

(e) Prohibited Transactions. The Investor has not, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with the Investor has, engaged in any purchases or sales in the securities, including derivatives, of the Company (including, without limitation, any Short Sales (a “Transaction”) involving any of the Company’s securities) since the time that the Investor was first contacted by the Company or any other Person regarding an investment in the Company. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with the Investor will engage, directly or indirectly, in any Transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by the Transaction Documents are publicly disclosed.

Article 4
OTHER AGREEMENTS OF THE PARTIES

4.1 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for working capital and general corporate purposes.

4.2 Public Statements. Except as required by applicable law or regulation, neither party hereto shall issue any press release or other public announcement concerning the existence of or terms of the Transction Documents without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Each Party agrees to provide to the other Party a copy of any proposed press release or other public announcement as soon as reasonably practicable under the circumstances prior to the proposed date of dissemination thereof. The party proposing such press release or other public announcement shall consider in good faith any changes to such proposed press release or public announcement that are requested by the other party.

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Article 5
INDEMNIFICATION

5.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Investor, its officers, directors, partners, members, agents and employees, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other agreement, certificate, instrument or document delivered in connection with the consummation of the transactions hereby (which, for the avoidance of doubt, shall not include the Collaboration Agreements or any agreements, certificates, instruments or documents ancillary thereto), (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other agreement, certificate, instrument or document delivered in connection with the consummation of the transactions contemplated hereby (which, for the avoidance of doubt, shall not include the License Agreements or any agreements, certificates, instruments or documents ancillary thereto), or (iii) any cause of action, suit or claim brought or made against such Indemnified Party (as defined in Section 5.2(a) below) by a third party (including for these purposes a derivative action brought on behalf of the Company), arising out of or resulting from (x) the execution, delivery, performance or enforcement of this Agreement or any other agreement, certificate, instrument or document delivered in connection with the consummation of the transactions contemplated hereby (which, for the avoidance of doubt, shall not include the Collaboration Agreements or any agreements, certificates, instruments or documents ancillary thereto), or (y) the status of Indemnified Party as a holder of the Securities (unless, and only to the extent that, such action, suit or claim is based, including in part, upon a breach of the Investor’s representations, warranties or covenants in this Agreement or any other agreement, certificate, instrument or document delivered in connection with the consummation of the transactions contemplated hereby (which, for the avoidance of doubt, shall not include the Collaboration Agreements or any agreements, certificates, instruments or documents ancillary thereto), or any conduct by the Investor that constitutes fraud, gross negligence or willful misconduct).

5.2 Conduct of Indemnification Proceedings.

(a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

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(c) All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

The indemnity and agreements contained in this Article 6 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Article 6
GENERAL PROVISIONS

6.1 Fees and Expenses. Except as expressly set forth in this Agreement and/or the Prospectus Supplement, to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of theSecurities.

6.2 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, the Prospectus and the Prospectus Supplement, contains the entire understanding of the parties with respect to the purchase of the Securities and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

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6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor.

6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 5.1, as applicable, and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder.

6.8 Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE INVESTOR HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

6.9 Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing.

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6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Replacement of Certificates. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact, an agreement to indemnify and hold harmless the Company for any Losses in connection therewith and the posting by the Investor of any bonds as may be required by the Transfer Agent.

6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VBI Vaccines Inc.

By:	/s/ Jeff R. Baxter
Name:	Jeff R. Baxter
Title:	Chief Executive Officer

Address for Notice:

VBI Vaccines Inc.
160 Second Street, Floor 3
Cambridge, MA 02142
Attn: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, NY 10112
Attention: Rick A. Werner

Brii Biosciences limited

By:	/s/Zhi Hong
Name:	Zhi Hong
Title:	Chief Executive Officer

Address for Notice:

Brii Biosciences Limited
Vistra (Cayman) Limited
PO Box 3119
Grand Pavilion Hibiscus Way
802 West Bay Road Grand Cayman KYI-1205
Attn: Zhi Hong
Email: zhi.hong@briibio.com

Schedule 3.1(b)

Liens granted pursuant to that certain Loan and Guaranty Agreement, by and among the Company and VBI Cda, as borrowers, and K2 HealthVentures LLC and other lenders from time-to-time party thereto, as lenders, dated May 22, 2020, as amended by the First Amendment, dated May 7, 2021, the Second Amendment, dated September 14, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from that time to time.

Schedule 3.1(f)

The following table lists the number and type of securities outstanding:

Type of Security	Amount
Shares	8,608,539
Warrants	103,930
Beneficial Conversion	205,396
Stock Options	785,628
Total Diluted	9,703,493

Schedule 3.1(h)

The patent family covering the VBI-1501 vaccine candidate for cytomegalovirus is co-owned by Universite Sorbonne.

Schedule I

Subsidiaries

Name of Subsidiary	Country of Incorporation	Ownership Interest (direct or indirect)
VBI Vaccines (Delaware) Inc.	Delaware (U.S.A)	100%
SciVac Ltd.	Rehovot (Israel)	100%
Variation Biotechnologies (US), Inc.	Delaware (U.S.A)	100%
Variation Biotechnologies Inc.	Ottawa, Ontario (Canada)	100%
SciVac Hong Kong Limited	Hong Kong	100%
VBI Vaccines B.V.	Netherlands	100%